EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-3) and the related Prospectus of Aegon N.V. and AEGON Funding Company LLC for the registration of an indeterminate number of common shares, debt securities, warrants, guarantees, purchase contracts and units and to the incorporation by reference therein of our reports dated March 19, 2014, with respect to the consolidated financial statements and schedules of Aegon N.V. and the effectiveness of internal control over financial reporting of Aegon N.V. included in its Annual Report (Form 20-F) for the year ended December 31, 2013, and our reports dated March 19, 2014 (except for Note 2, as to which the date is April 15, 2014) with respect to the consolidated financial statements and schedules of Aegon N.V. and the effectiveness of internal control over financial reporting of Aegon N.V. included in its Supplemental Annual Report (Form 6-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

Ernst & Young Accountants LLP

/s/ Ernst & Young Accountants LLP

The Hague, July 1, 2014